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                                                           Exhibit 99.(b)(10)(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 22, 2005


Modern Woodmen of America
1701 First Avenue
Rock Island, Illinois 61201

         Re: Modern Woodmen of America Variable Annuity Account (File No. 333-63972)
                  --------------------------------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for Modern Woodmen of America Variable Annuity Account (File No. 333-63972). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                         By: /s/ Stephen E. Roth
                                             -------------------
                                                 Stephen E. Roth